Exhibit 5.1
[JONES DAY LETTERHEAD]
February 8, 2011
Flowers Foods, Inc.
1919 Flowers Circle
Thomasville, Georgia 31757

Re:	Registration Statement on Form S-3 Filed by Flowers Foods, Inc.
Ladies and Gentlemen:
     We have acted as counsel for Flowers Foods, Inc., a Georgia corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and associated rights to purchase preferred stock of the Company governed by the Rights Agreement, dated as of March 23, 2001 (the “Rights Agreement”), by and between the Company and First Union National Bank, as rights agent, which may be issued to holders of the Common Stock (the “Rights”) (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock; (iii) depositary shares of the Company representing all or fractional interests in Preferred Stock of any series (the “Depositary Shares”); (iv) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock, and issued pursuant to an indenture to be entered into by the Company (the “Indenture”); (v) purchase contracts for the purchase or sale of the Common Stock, Preferred Stock, Debt Securities or any other security as shall be designated at the time of the offering, at a future date or dates (the “Purchase Contracts”); (vi) warrants to purchase Debt Securities, Common Stock, Preferred Stock or any combination thereof (the “Warrants”) and (vii) units consisting of one or more of the securities described in clauses (i) through (vi) above (the “Units”), in each case as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is an exhibit (as amended, the “Registration Statement”). The Common Stock, the Rights, the Preferred Stock, the Debt Securities, the Purchase Contracts, the Warrants and the Units are collectively referred to herein as the “Securities” and each, a “Security.” The Securities are to be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
     In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.	The Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.	When issued in accordance with the Rights Agreement, the Rights will be validly issued.

3.	The Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

4.	The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

5.	The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

6.	The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

7.	The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

8.	The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
     In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and, as applicable, the Company’s restated certificate of incorporation and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement (each as defined below) or unit agreement will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.
     The opinion set forth in paragraph 2 above is limited to the corporate authorization and valid issuance of the Rights under the corporation laws of the State of Georgia. We do not express any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the authorization, execution, delivery or administration of the Rights Agreement or the issuance of the Rights or the enforceability of any particular provisions of the Rights Agreement. In rendering the opinion set forth in paragraph 2 above, we have assumed that the Company’s Board of Directors has acted and will act in accordance with its fiduciary duties with respect to the authorization, execution, delivery and administration of the Rights Agreement and the issuance of the Rights.
     With respect to any Securities consisting of Preferred Stock, unless such shares being issued are shares of Junior Participating Preferred Stock, Series A, $100 par value per share, we have further assumed that the Company will issue and deliver the shares of Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Georgia of a certificate of amendment to the Company’s restated certificate of incorporation, approved by us, establishing the designations, preferences and rights of the class or series of Preferred Stock being issued and delivered.
     With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) all terms of such Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; and (ii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.
     With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares to be entered into between the Company and an entity (the “Depositary”) selected by the Company to act as depositary (the “Deposit Agreement”), and (ii) issued after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Deposit Agreement.
     With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.
     With respect to any Securities consisting of Purchase Contracts, we have further assumed that (i) the purchase contract agreement, approved by us, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by the Company and the Purchase Contract Agent and (ii) the Purchase Contracts will be authorized, executed and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.
     With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement, if any.
     The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.
     As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York and Georgia, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Validity of Securities” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/  Jones Day

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